		James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
		R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
		William A. Ruskin, 1	Patrick A. Williams	Alexander Petrenko
		Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
		David W. Kington	Diane M. Bell	Anne L.B. Kober
		R. Brock Johnston	Neil P. Melliship	Kenneth K.C. Ing, 11, 13
		Darren T. Donnelly	Mark S. Weintraub	Neo J. Tuytel
		Ross D. Tunnicliffe	Kevin J. MacDonald	Don C. Sihota
		R. Barry Fraser	James A. Speakman	Kerstin R. Tapping
		Ethan P. Minsky, 6, 7, 9	Brock H. Smith	Nicole M. Byres
		Elaine J. Adair	D. Lawrence Munn, 8	John C. Fiddick
		R. Glen Boswall	Hannelie G. Stockenstrom, 12	Bonnie S. Elster
		Virgil Z. Hlus, 4	Samantha Ip	Jonathan L.S. Hodes, 1, 5
		Gwendoline Allison	William L. Macdonald, 8	Aaron B. Singer
		L.K. Larry Yen, 10	Peter M. Tolensky	Jane Glanville
		Thea L. Koshman, 1	Allyson L. Baker, 3	Warren G. Brazier, 4
		Amy A. Mortimore	Veronica P. Franco	Krista Prockiw
		Jeffrey F. Vicq, 15	Brent C. Clark	Conrad Y. Nest, 10
		C. Michelle Tribe	James T. Bryce	Richard T. Weiland
		Jonathan C. Lotz	Cam McTavish	Lisa D. Hobman
		Valerie S. Dixon	Niamh Pollak, 14	Satinder K. Sidhu
Reply Attention of	Virgil Z. Hlus	Dianne D. Rideout	Tasha L. Coulter	David J. Fenrich
Direct Tel.	604.891.7707	Kari Richardson	Vikram Dhir, 1	Adam M. Dlin
EMail Address	vzh@cwilson.com	Marta C. Davidson	Rina J. Jaswal	Sarah W. Jones
Our File No.	31719-1 /1813113	Michal Jaworski	Tristin R. Lee	Shauna K.H. Towriss
		R. Brad Kielmann	Kyle M. Wilson

Associate Counsel: Michael J. Roman
April 29, 2008 BY FAX Freshwater Technologies, Inc. Suite 200, 30 Denver Crescent Toronto, ON M2J 1G8
Certain lawyers have been admitted to practice in one or more of the following jurisdictions as indicated beside each name:

		Canada	United States	International
		1 Alberta	4 California	11 Hong Kong
		2 Manitoba	5 Colorado	12 South Africa
		3 Ontario	6 District of Columbia	13 United Kingdom
		15 Saskatchewan	7 Florida	14 Ireland
8 New York
9 Virginia
10 Washington

Attention:	Max Weisengruber, President

Dear Sirs:

Re:	Freshwater Technologies, Inc. - Registration Statement on
Form S-1/A filed on April 29, 2008

                    We have acted as counsel to Freshwater Technologies, Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form S-1/A (the "Registration Statement") through which up to 20,400,000 shares of the Company's common stock (the "Registered Shares"), without par value, are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on April 29, 2008.

                    In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a) Articles of Incorporation of the Company;

(b) Bylaws of the Company;

(c) Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d) The Registration Statement; and

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com
Some lawyers at Clark Wilson LLP practice through law corporations.

(e) The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

                    We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

                    Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are duly and validly authorized and issued, fully paid and non-assessable.

                    This opinion letter is opining upon and is limited to the current federal laws of the United States and the Nevada General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws be changed after the effective date of the Registration Statement by legislative action, judicial decision or otherwise.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

/s/ Clark Wilson LLP
CLARK WILSON LLP

VZH/kfr

cc:	United States Securities and Exchange Commission